EVERMORE FUNDS TRUST
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of January 1, 2013, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of December 2, 2009, as amended August 1, 2011, is entered into by and between EVERMORE FUNDS TRUST, a Massachusetts trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the length of the Agreement and the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Section 10. Term of Agreement; Amendment is hereby superseded and replaced with the following:

10.  Term of Agreement; Amendment
This Agreement shall become effective as of January 1, 2013 and will continue in effect for a period of three (3) years.  This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

2013	1

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EVERMORE FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Eric LeGoff	By: /s/ Michael R. McVoy

Name: Eric LeGoff	Name: Michael R. McVoy

Title: CEO	Title: Executive Vice President

2013	2

Amended Exhibit B
to the
Fund Administration Servicing Agreement – Evermore Funds Trust

FUND ADMINISTRATION & PORTFOLIO COMPLIANCE SERVICES FEE SCHEDULE at January 1, 2013

Domestic/Global/International Funds
Annual Fee Based Upon Market Value Per Fund*
5 basis points on the first $XXX million
3 basis points on the next $ XXX million
2 basis points on the next $ XXX million
1.25 basis points on the balance above $1 billion
Minimum annual fee:  $ XXX  per fund portfolio

Advisor Information Source Web Portal
▪  $ XXX  /fund per month
▪  $ XXX /fund per month for clients using an external administration service
▪  Specialized projects will be analyzed and an estimate will be provided prior to work being performed

Chief Compliance Officer Support Fee*
▪  $ XXX /year

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – legal administration, SEC §15(c) reporting, daily fund compliance testing, and daily performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

2013	3

Amended Exhibit B (continued)
to the
Fund Administration Servicing Agreement – Evermore Funds Trust
FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at January 1, 2013
Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪  1 basis point at each level
▪  $ XXX additional minimum

Additional Services:
▪  New fund launch – as negotiated based upon specific requirements
▪  Subsequent new fund launch – $ XXX /project
▪  Subsequent new share class launch – $ XXX /project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements
Daily Pre- and Post-Tax Performance Reporting
▪  Performance Service – $ XXX /CUSIP per month
▪  Setup – $ XXX /CUSIP
▪  Conversion – quoted separately
▪  FTP Delivery – $ XXX  setup /FTP site
Daily Compliance Services (Charles River)
▪  Base fee – $ XXX /fund per year
▪  Setup – $ XXX /fund group
▪  Data Feed  – $ XXX /security per month
SEC §15(c) Reporting
▪  $ XXX /fund per report – first class
▪  $ XXX /additional class report
Electronic Board Materials
▪  USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪  Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪  Complete application, data and user security – data encryption and password protected
▪  On-line customized board materials preparation workflow
▪  Includes web-based and local/off-line versions
▪  Includes complete initial and ongoing user training
▪  Includes 24/7/365 access via toll free number
▪  Includes remote diagnostics for each user, including firewall and network issues
▪  Triple server backup / failover
Annual Fee
▪  $ XXX/year (includes 10 external users)
▪  $ XXX /year per additional user
▪  $ XXX implementation/setup fee

2013	4